UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 7, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated October 14, 2014, filed by HC2 Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) disclosing the completion of the acquisition of 733,634 shares (the “Shares”) of common stock of Schuff International, Inc. (“Schuff”), pursuant to its previously announced tender offer (the “Tender Offer”) for all of the outstanding shares of common stock of Schuff, excluding shares that the Company already owned prior to the commencement of the Tender Offer. The purchase price for the Shares was $31.50 per Share, net to the holder thereof in cash, without interest thereon and subject to any required tax withholding. Prior to the commencement of the Tender Offer, the Company owned 70% of the outstanding common stock of Schuff, and immediately following the consummation of the Tender Offer, the Company owned approximately 89% of the outstanding common stock of Schuff. The final outcome of the Tender Offer once settled with the transfer agent resulted in the acquisition of only 721,024 shares at $31.50 per share for an aggregate consideration of $22.7 million. The Tender Offer was funded with proceeds from borrowings under the credit facility entered into on September 22, 2014.

Subsequent to the closing of the Tender Offer, the Company purchased 78,019 shares at various prices for an aggregate consideration of $2.6 million (the “Additional Purchase”), which increased the Company’s ownership to approximately 91%.

This amendment is being filed to provide pro forma financial statements required by Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The required unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and the notes related thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)	Exhibits.

99.1	Unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and the notes related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: December 19, 2014	By:	/s/ Mesfin Demise
	Name:	Mesfin Demise

	Title:	Chief Financial Officer, Corporate Controller and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and the notes related thereto.